EXHIBIT 10.18

FIRST AMENDMENT TO LINE OF CREDIT AGREEMENT

Under this First Amendment (“First Amendment”) dated January 23, 2008 to the Line of Credit Agreement (the “Agreement”) dated July 9, 2007 between Northern Ethanol (Canada) Inc., an Ontario corporation, (the “Borrower”) and Aurora Beverage Corporation, an Ontario corporation, (the “Lender”), the Parties agree as follows:

The maximum principal amount of the loan was increased from US$1,000,000 to US$2,000,000 effective December 14, 2007. All other terms and conditions of the Agreement remain unchanged.

NORTHERN ETHANOL (CANADA) INC.
Per:	s/G. Laschinger
Name:	G. Laschinger
Title:	President & CEO

AURORA BEVERAGE CORPORATION
Per:	s/Vincenzo DeRosa
Name:	Vincenzo DeRosa
Title:	President